EXHIBIT 99.1
FOR IMMEDIATE RELEASE

CONTACT:	Barry Susson	Brendon Frey
	Chief Financial Officer	(203) 682-8216
(215) 676-6000 x362
OR
OF:	Deb Shops, Inc.	Integrated Corporate Relations
	9401 Blue Grass Road	24 Post Road East
	Philadelphia, PA 19114	Westport, CT 06880
DEB SHOPS, INC. REPORTS SALES FOR JANUARY, THE FOURTH QUARTER
AND THE FULL YEAR ENDED JANUARY 31, 2007
Philadelphia – February 8, 2007 – Deb Shops, Inc. (Nasdaq: DEBS) today reported that comparable store sales decreased 3.8% for the month ended January 31, 2007. Comparable store sales decreased 7.2% for the fourth quarter and decreased 3.3% for fiscal 2007.
For the month ended January 31, 2007, total sales decreased 0.2% to $21.38 million from $21.43 million for the month ended January 31, 2006. For the fourth quarter, total sales decreased 3.7% to $85.7 million compared to $89.0 million for the prior year quarter. For fiscal 2007, total sales decreased 0.2% to $324.8 million from $325.3 million for fiscal 2006.
The Company reports financial results on the calendar month, therefore, differences in timing will occur when comparing Deb Shops’ results to those of retailers reporting on a 4-5-4 calendar.
For fiscal year 2008, Deb Shops, Inc. expects to report monthly sales according to the following calendar:

Month End	Reporting Date
February 2007	March 8, 2007
March 2007	April 5, 2007*
April 2007	May 3, 2007*
May 2007	June 7, 2007
June 2007	July 5, 2007*
July 2007	August 2, 2007*
August 2007	September 6, 2007
September 2007	October 4, 2007*
October 2007	November 8, 2007
November 2007	December 6, 2007
December 2007	January 3, 2008*
January 2008	February 7, 2008

*	Denotes dates that differ from reporting dates under the 4-5-4 calendar.

Deb Shops, Inc. is a national specialty retailer of fashionable apparel, shoes and accessories for juniors in both regular and plus sizes. The Company operates 336 specialty apparel stores in 42 states under the DEB and Tops ‘N Bottoms names.
END